                                                                    EXHIBIT 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                VIEWLOCITY, INC.

         VIEWLOCITY, INC., a corporation organized and existing under the laws of the State of Delaware, HEREBY CERTIFIES as follows:

         1. The name of the corporation is Viewlocity, Inc. (the
"Corporation"). The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 22, 1999. The original name of the Corporation was Arctic, Inc.

         2. This Amended and Restated Certificate of Incorporation was duly approved and adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Corporation's Certificate of Incorporation.

         3. Upon the filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, the shares of common stock, par value $.01 per share, of the Corporation issued and outstanding immediately prior to such filing of this Amended and Restated Certificate of Incorporation are hereby automatically reclassified and changed without any further action on the part of the stockholders of the Corporation so that each two (2) outstanding shares of common stock of the Corporation becomes one (1) share of common stock, par value $.01 per share, of the Corporation, neither increasing nor decreasing the Corporation's stated capital or total number of authorized shares thereby (the "Reverse Stock Split").

         4. The Board of Directors has previously created and designated the rights and preferences of the Company's Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, and Series E Convertible Preferred Stock (collectively, the "Existing Preferred Stock"), which consists of a total of 10,000,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share, 7,005,495 shares of Series B Convertible Preferred Stock, par value $0.01 per share, 2,000 shares of Series C Convertible Preferred Stock, par value $0.01 per share, 13,270,408 shares of Series D Convertible Preferred Stock, par value $0.01 per share, and 4,051,864 shares of Series E Convertible Preferred Stock, par value $0.01 per share, all as reflected in the Second Amended Certificate of Designations, Rights and Preferences of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock of the Corporation filed with the Secretary of State of the State of Delaware on June 22, 2000 (the "Certificate of Designations"). Upon the filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware the rights and preferences of the Existing Preferred Stock will be amended and restated to reflect the Reverse Stock Split, all as set forth in the Amended and Restated Certificate of Designations, Rights and Preferences of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock of Viewlocity, Inc., attached to this Amended and Restated Certificate of Incorporation as "Annex A."

         5. The text of the Certificate of Incorporation as heretofore amended or supplemented is hereby restated and integrated and further amended to read in its entirety as follows:

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         FIRST:  The name of the Corporation is Viewlocity, Inc.

         SECOND: The registered office of the Corporation in the State of Delaware is located in the County of New Castle at 1013 Centre Road, Wilmington, Delaware 19805 and its registered agent is Corporation Service Company.

         THIRD: The purpose of the Corporation and the nature and objects of the business to be transacted, promoted, and carried on are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one hundred forty million (140,000,000) shares, divided into one hundred million (100,000,000) shares of common stock with a par value of one cent ($0.01) per share (hereinafter called "Common Stock") and forty million (40,000,000) shares of Preferred Stock with a par value of one cent ($0.01) per share (hereinafter called "Preferred Stock").

         The Board of Directors is authorized, subject to limitations prescribed by law and the provision of this Article FOURTH, to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the voting rights, designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

         The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

         (a) The number of shares constituting that series and the distinctive designation of that series;

         (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

         (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

         (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

         (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

         (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

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         (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and/or

         (h) Any other relative rights, preferences and limitations of that series.

         FIFTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such a manner as such Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, such compromise or arrangement and such reorganization shall, if sanctioned by the Court to which such application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         SIXTH: To the fullest extent permitted by law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), liability, loss, judgment, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, upon a plea of nolo contendere or equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect of any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         Such indemnity shall inure to the benefit of the heirs, executors and administrators of any such person so indemnified pursuant to this Article. The right to indemnification under this Article shall be a contract right and shall include, with respect to directors and officers, the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its disposition; provided however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Board of Directors, pay such expenses incurred by employees and agents of the Corporation upon such terms as the Board of Directors deems appropriate. Such indemnification and advancement of expenses shall be in addition to

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any other rights to which those seeking indemnification and advancement of expenses may be entitled under any law, Bylaw, agreement, vote of stockholders, or otherwise.

         The Corporation may, to the fullest extent permitted by applicable law, at any time without further stockholder approval, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under applicable law.

         Any repeal or amendment of this Article by the stockholders of the Corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and shall not adversely affect any right to indemnification or advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or amendment. In addition to the foregoing, the right to indemnification and advancement of expenses shall be to the fullest extent permitted by the General Corporation Law of the State of Delaware or any other applicable law and all amendments to such laws as hereafter enacted from time to time.

         SEVENTH: (a) Except as set forth in the Certificate of Incorporation, as amended from time to time, the number of directors constituting the entire Board of Directors shall be as set forth in or determined pursuant to the Bylaws of the Corporation.

                  (b) Immediately upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public (as such offering is described in Paragraph 5O of the Amended and Restated Certificate of Designations of Rights and Preferences of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock attached as Appendix A hereto) (the "IPO"), this Article SEVENTH shall be deemed to have been amended in its entirety, to read as follows:

                  The exact number of directors constituting the entire Board shall be as set forth in or determined pursuant to the Bylaws of the Corporation. The Board of Directors shall be divided into three classes to be known as Class I, Class II and Class III. The Board shall, by resolution, determine who, among the members of the Board shall initially serve in each class. Except in the case of death, resignation, disqualification or removal, each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected; provided, however, that each initial director in Class I shall hold office until the first annual meeting of stockholders held following the closing of the IPO, each initial director in Class II shall hold office until the second annual meeting of stockholders held following the closing of the IPO, and each initial director in Class III shall hold office until the third annual meeting of stockholders held following the closing of the IPO.

         Provided, however, that should no such IPO close prior to or on June 30, 2001, then the provisions of this Article SEVENTH related to classification of the Corporation's Board of Directors shall be null and void, and of no further force and effect.

         EIGHTH: No director of the Corporation shall have any personal liability to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this provision eliminating such personal liability of a director shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under ss.174 of the General Corporation Law of Delaware (or any successor provision), or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

         NINTH: All of the powers of this Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of this Corporation. In furtherance and not in limitation of that power, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time the Bylaws of this Corporation, subject to the right of the stockholders entitled to vote with respect thereto to adopt, alter, amend and repeal the Bylaws made by the Board of Directors.

         TENTH:  The election of directors need not be by written ballot.

         ELEVENTH: Unless specified in this Certificate of Incorporation or any certificate filed pursuant to Article FOURTH hereof, no holder of shares of the Corporation of any class or series shall have any preemptive right to subscribe for, purchase, or receive any shares of the Corporation of any class or series now or hereafter authorized, or any options or warrants for such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold, or offered for sale by the Corporation. Cumulative voting by the stockholders of the Corporation at any election of directors of the Corporation is hereby prohibited.

         TWELFTH: The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law and all rights conferred on officers, directors, and stockholders herein are granted subject to this reservation.

         THIRTEENTH: Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws may provide, and any action which may be taken at a meeting of the stockholders may be taken without a meeting if a consent in writing, setting forth the action so to be taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that after the closing of an IPO, stockholders of the Corporation may only take action by meetings held pursuant to this Certificate of Incorporation and the Bylaws and shall have no right to take any action by written consent without a meeting.

         Provided, however, that should no such IPO close prior to or on June 30, 2001, then the provisions of this Article THIRTEENTH eliminating the right of stockholders of the Corporation to take any action by written consent without a meeting shall be null and void, and of no further force and effect.

                    [SIGNATURE APPEARS ON THE FOLLOWING PAGE]

         THE UNDERSIGNED, being a duly authorized officer of the Corporation, does file this Amended and Restated Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true and accordingly has hereunto set his hand this 21st day of September, 2000.


                                       VIEWLOCITY, INC.

                                       By:      /s/ Stan F. Stoudermire
                                                -----------------------------
                                       Name:    Stan F. Stoudermire
                                                -----------------------------
                                       Title:   Secretary, Senior Vice
                                                President and Chief Financial
                                                Officer
                                                -----------------------------


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                                    ANNEX A

                Amended and Restated Certificate of Designations
                   of the Preferred Stock of Viewlocity, Inc.

                                                                         ANNEX A

          AMENDED AND RESTATED CERTIFICATE OF DESIGNATIONS, RIGHTS AND
         PREFERENCES OF SERIES A CONVERTIBLE PREFERRED STOCK, SERIES B
       CONVERTIBLE PREFERRED STOCK, SERIES C CONVERTIBLE PREFERRED STOCK,
         SERIES D CONVERTIBLE PREFERRED STOCK AND SERIES E CONVERTIBLE
                      PREFERRED STOCK OF VIEWLOCITY, INC.

It is hereby certified that:

          A. The name of the Corporation is Viewlocity, Inc., a Delaware corporation.

          B. The certificate of incorporation of the Corporation authorizes the issuance of forty million (40,000,000) shares of preferred stock, $0.01 par value per share, and expressly vests in the Board of Directors of the Corporation the authority provided therein to issue any or all of such shares in one (1) or more series and by resolution or resolutions to establish the designation and number and to fix the relative rights and preferences of each series to be issued.

           C. The Board of Directors has previously created and designated the rights and preferences of the Company's Series A Convertible Preferred Stock, Series B Convertible
                 Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, and Series E Convertible Preferred Stock (collectively, the "Existing Preferred Stock"), which consists of a total of 10,000,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share, 7,005,495 shares of Series B Convertible Preferred Stock, par value $0.01 per share, 2,000 shares of Series C Convertible Preferred Stock, par value $0.01 per share, 13,270,408 shares of Series D Convertible Preferred Stock, par value $0.01 per share, and 4,051,864 shares of Series E Convertible Preferred Stock, par value $0.01 per share.

            D. In connection with the filing of the Amended and Restated Certificate of Incorporation dated September __, 2000, which amends the Certificate of Incorporation to, among other things, effect a reverse stock split (the "Reverse Stock Split") of the common stock, $.01 par value per share, of the Corporation, the Board of Directors desires to amend and restate the designations of the rights and preferences of the Existing Preferred Stock. This amendment and restatement, among other things, restates the respective Liquidation Preference Payments of the Senior Preferred Stock in Paragraph 3A, the respective Conversion Prices of the Senior Preferred Stock in Paragraph 5A, the definition of "Initial Public Offering" in Paragraph 5O, and the respective Redemption Prices of the Senior Preferred Stock in Paragraph 7B, in each case to reflect and give effect to the Reverse Stock Split in a manner consistent with the automatic adjustment provisions relating thereto. The amendment and restatement also modifies the definitions in Paragraphs 9(b), 9(e), 9(f), 9(g) and 9(k) to reflect the Reverse Stock Split and to reflect certain other amendments approved by the Board of Directors and stockholders.

            E. The Board of Directors of the Corporation, pursuant to (i) the authority expressly vested in it as aforesaid, and (ii) with respect to amending and restating the rights and preferences of the Existing Preferred Stock, the appropriate approval of the holders of the outstanding shares of Senior Preferred Stock (as hereinafter defined), and the approval of the holders of the outstanding shares of common stock (including the outstanding shares of Senior Preferred Stock (as hereinafter defined) voting with the outstanding common stock), has adopted this Amended and Restated Certificate of Designations amending and restating the rights and preferences of the Existing Preferred Stock, as follows:

         "RESOLVED, a total of 10,000,000 shares of Preferred Stock, par value $.01 per share, has been designated the "Series A Convertible Preferred Stock," a total of 7,005,495 shares of Preferred Stock, par value $.01 per share, has been designated the "Series B Convertible Preferred Stock," a total of 2,000 shares of Preferred Stock, par value $.01 per share, has been designated the "Series C Convertible Preferred Stock," a total of 10,463,673 shares of Preferred Stock, par value $0.01 per share, has been designated the "Series D Convertible Preferred Stock," and a total of 4,051,864 shares of Preferred Stock, par value $0.01 per share, has been designated the "Series E Convertible Preferred Stock." The Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock, the Series D Convertible Preferred Stock, and the Series E Convertible Preferred Stock are collectively referred to herein as the "Preferred Stock." The Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series D Convertible Preferred Stock, and the Series E Convertible Preferred Stock are collectively referred to herein as the "Senior Preferred Stock."

         1.       VOTING.

                  1A. GENERAL. (a) Except as may be otherwise provided in these terms of Preferred Stock or by law, the Senior Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Senior Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each such share of Senior Preferred Stock is then convertible.

                  (b) Except as may be otherwise provided in these terms of Preferred Stock or by law, the Series C Convertible Preferred Stock shall have no right in any event to vote on any matter to be voted on by the stockholders of the Corporation (including, without limitation, any election for or removal of the directors of the Corporation).

                  1B. BOARD SIZE. Subject to the provisions of paragraph 1C below, the Corporation shall not, without the written consent or affirmative vote of the holders of at least a majority in interest of the then outstanding shares of Senior Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as one class, increase the maximum number of directors constituting the Board of Directors to a number in excess of seven .

                  1C. BOARD SEATS. (a) The holders of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, voting separately as one class, shall be entitled to elect two (2) directors of the Corporation. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of at least a majority in interest of the then outstanding shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock shall constitute a quorum of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock for the election of directors to be elected solely by the holders of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock. A vacancy in any directorship elected by the holders of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock shall be filled only by vote or written consent of the holders of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, consenting or voting, as the case may be, separately as one class. The directors to be elected by the holders of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, voting separately as one class, shall serve for terms extending from the date of their election and qualification until the time of the next succeeding annual meeting of stockholders and until their successors have been elected and qualified.

         (b) The holders of the Series D Convertible Preferred Stock, voting separately as one class, shall be entitled to elect one (1) director of the Corporation. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of at least a majority in interest of the then outstanding shares of Series D Convertible Preferred Stock shall constitute a quorum of the Series D Convertible Preferred Stock for the election of directors to be elected solely by the holders of the Series D Convertible Preferred Stock. A vacancy in any directorship elected by the holders of the Series D Convertible Preferred Stock shall be filled only by vote or written consent of the holders of the Series D Convertible Preferred Stock, consenting or voting, as the case may be, separately as one class. The director to be elected by the holders of the Series D Convertible Preferred Stock, voting separately as one class, shall serve for terms extending from the date of their election and qualification until the time of the next succeeding annual meeting of stockholders and until their successors have been elected and qualified.

                  2. DIVIDENDS. The consent of holders of at least sixty-six percent (66%) in interest of the then outstanding shares of Senior Preferred Stock, consenting as a separate class, shall be received by the Corporation, before any dividends (other than dividends payable in Common Stock) shall be declared and paid upon or set aside in any year for any class or series of capital stock of the Corporation ranking on liquidation junior to the Senior Preferred Stock. All dividends declared and paid upon the Senior Preferred Stock shall be declared and paid in proportion to the relative original purchase price of each such share.

         3.       LIQUIDATION, DISSOLUTION AND WINDING-UP.

                  3A. LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series A Convertible Preferred Stock shall be paid an amount equal to $2.00 per share (as adjusted for stock splits, recapitalizations, and similar events) plus, in the case of each share, an amount equal to dividends accrued but unpaid thereon, computed to the date payment thereof is made available, together with payment to any class of stock ranking equally with the Series A Convertible Preferred Stock, and before any payment shall be made to the holders of any stock ranking on liquidation junior to the Series A Convertible Preferred Stock, such amount payable with respect to one share of Series A Convertible Preferred Stock being sometimes referred to as the "Series A Liquidation Preference Payment" and with respect to all shares of Series A Convertible Preferred Stock being sometimes referred to as the "Series A Liquidation Preference Payments". Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series B Convertible Preferred Stock shall be paid an amount equal to $3.64 per share (as adjusted for stock splits, recapitalizations, and similar events) plus, in the case of each share, an amount equal to dividends accrued but unpaid thereon, computed to the date payment thereof is made available, together with payment to any class of stock ranking equally with the Series B Convertible Preferred Stock, and before any payment shall be made to the holders of any stock ranking on liquidation junior to the Series B Convertible Preferred Stock, such amount payable with respect to one share of Series B Convertible Preferred Stock being sometimes referred to as the "Series B Liquidation Preference Payment" and with respect to all shares of Series B Convertible Preferred Stock being sometimes referred to as the "Series B Liquidation Preference Payments." Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series D Convertible Preferred Stock shall be paid an amount

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

equal to $5.88 per share (as adjusted for stock splits, recapitalizations, and similar events) plus, in the case of each share, an amount equal to dividends accrued but unpaid thereon, computed to the date payment thereof is made available, together with payment to any class of stock ranking equally with the Series D Convertible Preferred Stock, and before any payment shall be made to the holders of any stock ranking on liquidation junior to the Series D Convertible Preferred Stock, such amount payable with respect to one share of Series D Convertible Preferred Stock being sometimes referred to as the "Series D Liquidation Preference Payment" and with respect to all shares of Series D Convertible Preferred Stock being sometimes referred to as the "Series D Liquidation Preference Payments." Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series E Convertible Preferred Stock shall be paid an amount equal to $12.34 per share (as adjusted for stock splits, recapitalizations, and similar events) plus, in the case of each share, an amount equal to dividends accrued but unpaid thereon, computed to the date payment thereof is made available, together with payment to any class of stock ranking equally with the Series E Convertible Preferred Stock, and before any payment shall be made to the holders of any stock ranking on liquidation junior to the Series E Convertible Preferred Stock, such amount payable with respect to one share of Series E Convertible Preferred Stock being sometimes referred to as the "Series E Liquidation Preference Payment" and with respect to all shares of Series E Convertible Preferred Stock being sometimes referred to as the "Series E Liquidation Preference Payments." For purposes hereof, the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series D Convertible Preferred Stock, and the Series E Convertible Preferred Stock shall rank equally on liquidation. If upon any liquidation, dissolution, or winding up of the Corporation, the assets to be distributed to the holders of the Senior Preferred Stock shall be insufficient to permit payment to such stockholders of the full preferential amounts aforesaid, then all of the assets of the Corporation available for distribution to holders of the Senior Preferred Stock shall be distributed to such holders of the Senior Preferred Stock pro rata, so that each holder receives that portion of the assets available for distribution as the amount of the full liquidation preference to which such holder would otherwise be entitled bears to the amount of the full liquidation preference to which ALL holders of the Senior Preferred Stock would otherwise be entitled pursuant to this paragraph 3.

                  3B. Upon any liquidation, dissolution or winding up of the Corporation, immediately after the holders of Senior Preferred Stock shall have been paid in full the Series A Liquidation Preference Payments, the Series B Liquidation Preference Payments, the Series D Liquidation Preference Payments, and the Series E Liquidation Preference Payments, the holders of the shares of Series C Convertible Preferred Stock shall be paid in Swedish currency an amount equal to the Aggregate Series C Target Return Price (as defined in Paragraph 9 below), together with payment to any class of stock ranking equally with the Series C Convertible Preferred Stock, and before any payment shall be made to the holders of any stock ranking on liquidation junior to the Series C Convertible Preferred Stock, such amount payable with respect to all shares of Series C Convertible Preferred Stock being sometimes referred to as the "Series C Liquidation Preference Payments". Each holder of shares of Series C Convertible Preferred Stock shall be entitled to that percentage of the Series C Liquidation Preference Payments as the number of shares of Series C Convertible Preferred Stock held by such holder on the date of the liquidation, dissolution or winding up of the Corporation bears to the total number of shares of Series C Convertible Preferred Stock then outstanding on the date of the liquidation, dissolution or winding up of the Corporation. If upon any liquidation, dissolution, or winding up of the Corporation, the assets to be distributed to the holders of the Series C Convertible Preferred Stock shall be insufficient to permit payment to such stockholders of the full preferential amounts aforesaid, then all of the assets of the Corporation available for distribution to holders of the Series C Convertible Preferred Stock shall be distributed to such holders of the Series C Convertible Preferred Stock pro rata, so that each holder receives that portion of the assets available for distribution as the number of shares of Series C Convertible Preferred Stock held by such holder bears to the total number of shares of Series C Convertible Preferred Stock then outstanding.

                  3C. Upon any liquidation, dissolution or winding up of the Corporation, immediately after the holders of Preferred Stock shall have been paid in full the Series A Liquidation Preference Payments, the Series B Liquidation Preference Payments, the Series C Liquidation Preference Payments, the Series D Liquidation Preference Payments, and the Series E Liquidation Preference Payments, as applicable, the remaining net assets of the Corporation available for distribution shall be distributed among the holders of the shares of Senior Preferred Stock and Common Stock in an amount per share as would have been payable had each share of Senior Preferred Stock been converted to Common Stock pursuant to paragraph 5 immediately prior to such liquidation, dissolution or winding up. Written notice of such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by air courier service to non-U.S. residents, not less than 20 days prior to the payment date stated therein, to the holders of record of Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. The (x) consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (except a consolidation or merger into a Subsidiary or merger in which the Corporation is the surviving Corporation and the holders of the Corporation's voting stock outstanding immediately prior to the transaction constitute a majority of the holders of voting stock outstanding immediately following the transaction), (y) the sale or transfer by the Corporation of all or substantially all its assets, or (z) the sale or transfer by the Corporation's stockholders of more than 50% in voting power of the Corporation's capital stock shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this paragraph 3, PROVIDED, HOWEVER, that each holder of Senior Preferred Stock shall have the right to elect the benefits of the provisions of paragraph 5G in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this paragraph 3. Whenever the distribution provided for in this paragraph 3 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

                  3D. In connection with any such transaction contemplated by the penultimate sentence set forth in Section 3C hereof, all consideration payable to the stockholders of the Corporation, in connection with a merger, consolidation or sale of stock, or all consideration payable to the Corporation, together with all other available assets of the Corporation (net of obligations owed by the Corporation), in the case of an asset sale, shall be paid to and deemed (to the fullest extent permitted by law) distributed (in the case of a merger, consolidation or sale of stock) or available for distribution and payment as provided herein (in the case of a sale of assets), as applicable, to the holders of capital stock of the Corporation in accordance with the preference and priorities set forth in this Section 3, with such preferences and priorities specifically intended to be applicable in any such merger, consolidation or sale transaction as if the same were a liquidation, dissolution or winding up. If applicable, the Corporation shall either (i) cause the agreement and plan of merger or consolidation or stock purchase agreement, as applicable, to provide as a consequence of such merger, consolidation or sale of stock for the conversion of the Senior Preferred Stock into the right to receive an amount (either in cash, or, at the option of the holders of sixty-six percent (66%) in interest of the Senior Preferred Stock in the case of a merger, consolidation or sale of stock for stock, stock of the surviving corporation) equal to the applicable amount payable under this Section 3; or (ii) immediately concurrent with the consummation of the sale of all or substantially all of the assets of the Corporation, the redemption of all outstanding shares of the Senior Preferred Stock for an amount either in cash or, at the option of the holders of sixty-six percent (66%) in interest of the Senior Preferred Stock in the case of a sale of assets for stock, stock of the surviving corporation equal to the applicable amount payable under this Section 3. In the event of the foregoing redemption, (i) the Corporation shall revalue its assets and liabilities to the fullest extent permitted by law to determine lawfully available funds for such redemption, and (ii) if the Corporation shall not have such funds available to redeem all such shares, the Corporation shall redeem such shares to the fullest extent of available funds as the same became available.

         4.       RESTRICTIONS.

                  4A. At any time when at least 50% of the maximum respective number of shares of Senior Preferred Stock which were ever outstanding are, in fact, outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Certificate of Incorporation, and in addition to any other vote required by law or the Certificate of Incorporation, without the written consent of the holders of at least sixty-six percent (66%) in interest of the then outstanding shares of Senior Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as one class, the Corporation will not:

                  (1) Consent to any liquidation, dissolution or winding up of the Corporation or merge or consolidate with or into, or permit any Subsidiary to merge or consolidate with or into, any other corporation, corporations, entity or entities (except a consolidation or merger into a Subsidiary or merger in which the Corporation is the surviving Corporation and the holders of the Corporation's voting stock outstanding immediately prior to the transaction constitute a majority of the holders of voting stock outstanding immediately following the transaction);

                  (2) Sell, abandon, transfer, lease or otherwise dispose of all or substantially all of its properties or assets;

                  (3) Purchase or redeem, or set aside any sums for the purchase or redemption of, or pay any dividend or make any distribution on, any shares of stock other than the Senior Preferred Stock, except for dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock;

                  (4) Create, or authorize the creation of, or issue, or authorize the issuance of, any debt security of the Corporation (other than debt with no equity feature) including without limitation, any debt security which by its terms is convertible into or exchangeable for any equity security of the Corporation and any security of the Corporation which is a combination of debt and equity; or

                  (5) Increase the number of Reserved Employee Shares.

         4B. At any time when shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, or Series D Convertible Preferred Stock, or Series E Convertible Preferred Stock, as applicable, which were ever outstanding are, in fact, outstanding, and in addition to any other vote required by law or the Certificate of Incorporation, without the approval of the holders of at least a majority in interest of the then outstanding shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock (with respect to matters affecting the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock), and/or a majority in interest of the then outstanding shares of Series D Convertible Preferred Stock (with respect to matters affecting the Series D Convertible Preferred Stock), and/or a majority in interest of the then outstanding shares of Series E Convertible Preferred Stock (with respect to matters affecting the Series E Convertible Preferred Stock), as the case may be, given in writing or by vote at a meeting with only those affected series, each consenting or voting (as the case may be) separately as a series, the Corporation will not:

                           (1)      Amend, alter or repeal any provision of
its Certificate of Incorporation or By-laws in a manner adverse to such series of Preferred Stock;

                           (2)      Create or authorize the creation of any
additional class or series of shares of stock unless the same ranks junior to such series of Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation and with respect to the payment of dividends or redemption rights, or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to such series of Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation and with respect to the payment of dividends or redemption rights, or create or authorize any obligation or security convertible into shares of any series of Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to such series of Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation and with respect to the payment of dividends or redemption rights, whether any such creation, authorization or increase shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise; or

                           (3)      In any manner adversely amend, alter or
change the designations or the powers, preferences, rights, privileges or restrictions of such series of Preferred Stock.

                           (4)      Increase the powers, preferences, rights,
privileges, or restrictions of any other series of Preferred Stock if such amendment, alteration or change does not have the same effect on such series of Preferred Stock;

                           (5)      Increase the number of authorized shares
of such series of Preferred Stock, PROVIDED, HOWEVER, nothing herein shall prohibit the Corporation from issuing, in accordance with the terms and conditions set forth in the Series D Purchase Agreement (as defined in Section 9 below) additional shares of Series D Preferred Stock out of the authorized but unissued shares of Series D Preferred Stock; or

                  4C. At any time when at least 50% of the maximum number of shares of Senior Preferred Stock which were ever outstanding are, in fact, outstanding, and in addition to any vote required by law or the provisions of paragraph 4A above, the Corporation will not enter into any of the transactions set forth in subsections (1) or (2) of such paragraph 4A if (and only if) the consideration per share receivable by any holder of shares of Senior Preferred Stock in such transaction is less than two times the original purchase price of such share of Senior Preferred Stock, all without the approval of the holders of at least (a) a majority in interest of the then outstanding shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, voting as a single class and (b) a majority in interest of the then outstanding shares of Series D Convertible Preferred Stock and Series E Convertible Preferred Stock, voting as a single class, in each case given in writing or by vote at a meeting.

         5. CONVERSION OF THE SENIOR PREFERRED STOCK. The holders of shares of Senior Preferred Stock shall have the following conversion rights:

                  5A. RIGHT TO CONVERT. Subject to the terms and conditions of this paragraph 5, the holder of any share or shares of Senior Preferred Stock shall have the right, at its option at any time, to convert any such shares of Senior Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amounts distributable on the Senior Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained (a) in the case of the Series A Convertible Preferred Stock, by (i) multiplying the number of shares of Series A Convertible Preferred Stock so to be converted by $1.00 and (ii) dividing the result by the conversion price of $2.00 per share or in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 5, then by the conversion price as last adjusted and in effect at the date any share or shares of Series A Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series A Conversion Price"), or (b) in the case of the Series B Convertible Preferred Stock, by (i) multiplying the number of shares of Series B Convertible Preferred Stock so to be converted by $1.82 and (ii) dividing the result by the conversion price of $3.64 per share or in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 5, then by the conversion price as last adjusted and in effect at the date any share or shares of Series B Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series B Conversion Price"), or (c) in the case of the Series D Convertible Preferred Stock, by (i) multiplying the number of shares of Series D Convertible Preferred Stock so to be converted by $2.94 and (ii) dividing the result by the conversion price of $5.88 per share or in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 5, then by the conversion price as last adjusted and in effect at the date any share or shares of Series D Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series D Conversion Price") or (d) in the case of the Series E Convertible Preferred Stock, by (i) multiplying the number of shares of Series E Convertible Preferred Stock so to be converted by $6.17 and (ii) dividing the result by the conversion price of $12.34 per share or in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 5, then by the conversion price as last adjusted and in effect at the date any share or shares of Series E Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series E Conversion Price"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, or Series E Convertible Preferred Stock, as applicable, into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, or Series E Convertible Preferred Stock, as the case may be) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued. Notwithstanding any other provisions hereof, if a conversion of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, or Series E Convertible Preferred Stock is to be made in connection with any transaction affecting the Corporation, the conversion of any shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, or Series E Convertible Preferred Stock, as the case may be, may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated, subject in all events to the terms hereof applicable to such transaction.

                  5B. ISSUANCE OF CERTIFICATES; TIME CONVERSION EFFECTED. Promptly after the receipt of the written notice referred to in paragraph 5A and surrender of the certificate or certificates for the share or shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, or Series E Convertible Preferred Stock, as the case may be, to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, or Series E Convertible Preferred Stock, as the case may be. To the extent permitted by law, such conversion shall be deemed to have been effected and the Series A Conversion Price, the Series B Conversion Price, the Series D Conversion Price, and/or the Series E Conversion Price, as applicable, shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, or Series E Convertible Preferred Stock, as the case may be, shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

                  5C. FRACTIONAL SHARES; DIVIDENDS; PARTIAL CONVERSION. No fractional shares shall be issued upon conversion of Senior Preferred Stock into Common Stock and no payment or adjustment shall be made upon any such conversion with respect to any cash dividends previously payable on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall provide to such holder a certificate representing a number of shares of Common Stock equal to the quotient of all dividends accrued and unpaid on the shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, the Series D Convertible Preferred Stock, or the Series E Convertible Preferred Stock, as the case may be, so surrendered DIVIDED by the applicable Series A Conversion Price, Series B Conversion Price, Series D Conversion Price, and/or Series E Conversion Price. In case the number of shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, or Series E Convertible Preferred Stock, as the case may be, represented by the certificate or certificates surrendered pursuant to paragraph 5A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, or Series E Convertible Preferred Stock, as the case may be, represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this paragraph 5C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Senior Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation, and based upon the aggregate number of shares of Senior Preferred Stock surrendered by any one holder.

                  5D. ADJUSTMENT OF SERIES A CONVERSION PRICE, SERIES B CONVERSION PRICE, SERIES D CONVERSION PRICE, AND/OR SERIES E CONVERSION PRICE UPON ISSUANCE OF COMMON STOCK. Except as provided in paragraphs 5E and 5F, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs 5D(1) through 5D(7), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Series A Conversion Price, the Series B Conversion Price, the Series D Conversion Price, and/or the Series E Conversion Price, as applicable (the "Applicable Conversion Price") in effect immediately prior to the time of such issue or sale (such number being appropriately adjusted to reflect the occurrence of any event described in paragraph 5F), then, forthwith upon such issue or sale, the Applicable Conversion Price shall be reduced to the price determined by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Applicable Conversion Price and (b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale. No adjustment shall be made to the Series A Conversion Price in the event of the issuance by the Corporation of shares of Common Stock at a per share price greater than the Series A Conversion Price. No adjustment shall be made to the Series B Conversion Price in the event of the issuance by the Corporation of shares of Common Stock at a price per share greater than the Series B Conversion Price. No adjustment shall be made to the Series D Conversion Price in the event of the issuance by the

Corporation of shares of Common Stock at a price per share greater than the Series D Conversion Price. No adjustment shall be made to the Series E Conversion Price in the event of the issuance by the Corporation of shares of Common Stock at a price per share greater than the Series E Conversion Price.

                  For purposes of this paragraph 5D, the following subparagraphs 5D(1) to 5D(7) shall also be applicable:

                  5D(1) ISSUANCE OF RIGHTS OR OPTIONS. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Series A Conversion Price, the Series B Conversion Price, the Series D Conversion Price, or the Series E Conversion Price, as the case may be, in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 5D(3), no adjustment of the Series A Conversion Price or Series B Conversion Price or Series D Conversion Price or Series E Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                  5D(2) ISSUANCE OF CONVERTIBLE SECURITIES. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Series A Conversion Price, the Series B Conversion Price, the Series D Conversion Price, or the Series E Conversion Price, as the case may be, in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 5D(3), no adjustment of the Series A Conversion Price, the Series B Conversion Price, the Series D Conversion Price, or the Series E Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Series A Conversion Price or Series B Conversion Price or Series D Conversion Price or Series E Conversion Price have been or are to be made pursuant to other provisions of this paragraph 5D, no further adjustment of the Series A Conversion Price or Series B Conversion Price or Series D Conversion Price or Series E Conversion Price, as the case may be, shall be made by reason of such issue or sale.

                  5D(3) CHANGE IN OPTION PRICE OR CONVERSION RATE. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 5D(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 5D(1) or 5D(2), or the rate at which Convertible Securities referred to in subparagraph 5D(1) or 5D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Series A Conversion Price, Series B Conversion Price, Series D Conversion Price, and/or Series E Conversion Price in effect at the time of such event shall forthwith be readjusted (in each case by an amount equal to not less than one cent ($.01)) to the Series A Conversion Price, Series B Conversion Price, Series D Conversion Price, or Series E Conversion Price, as the case may be, which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Series A Conversion Price, Series B Conversion Price, Series D Conversion Price, and/or Series E Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                  5D(4) STOCK DIVIDENDS. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock (except for the issue of stock dividends or distributions upon the outstanding Common Stock for which adjustment is made pursuant to paragraph 5F), Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                  5D(5) CONSIDERATION FOR STOCK. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

                  5D(6) RECORD DATE. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  5D(7) TREASURY SHARES. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this paragraph 5D.

                  5E. CERTAIN ISSUES OF COMMON STOCK EXCEPTED. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Series A Conversion Price, Series B Conversion Price, Series D Conversion Price, or Series E Conversion Price in the case of the issuance or grant of (i) shares of Common Stock issuable upon conversion of the Preferred Stock, (ii) shares of Series B Convertible Preferred Stock issuable upon exercise of the Series B Preferred Stock Purchase Warrants issued pursuant to the Series A and Series B Purchase Agreement (as defined in Section 9 below) , (iii) Reserved Employee Shares (as defined in Section 9 below), (iv) the Contingent Warrant (as defined in Section 9 below) or the shares of Common Stock upon exercise thereof, (v) the Lease Warrant (as defined in Section 9 below) or the shares of Common Stock upon exercise thereof, (vi) Acquisition Options (as defined in Section 9 below) or the shares of Common Stock issued upon exercise thereof, (vii) the DiCristina Options (as defined in Section 9 below) or the shares of Common Stock issued upon exercise thereof, (viii) the Imperial Bank Warrant (as defined in Section 9 below) , and (ix) the Acquisition Shares (as defined in Section 9 below).

                  5F. SUBDIVISION OR COMBINATION OF COMMON STOCK. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Series A Conversion Price, Series B Conversion Price, Series D Conversion Price, and/or Series E Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Series A Conversion Price, Series B Conversion Price, Series D Conversion Price, and/or Series E Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                  5G. REORGANIZATION OR RECLASSIFICATION. If any capital reorganization, reclassification, recapitalization, consolidation, merger, sale of all or substantially all of the Corporation's assets or other similar transaction (any such transaction being referred to herein as an "Organic Change") shall be effected in such a way that holders of Common Stock shall be entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such Organic Change, lawful and adequate provisions shall be made whereby each holder of a share or shares of Senior Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of or in addition to, as the case may be, the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Senior Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such Organic Change not taken place, and in any case of a reorganization or reclassification only appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Series A Conversion Price, Series B Conversion Price, Series D Conversion Price, and/or Series E Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

                  5H. NOTICE OF ADJUSTMENT. Upon any adjustment of the Series A Conversion Price, Series B Conversion Price, Series D Conversion Price, and/or Series E Conversion Price, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, or by facsimile transmission to non-U.S. residents, addressed to each holder of shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, or Series E Convertible Preferred Stock, as the case may be, at the address of such holder as shown on the books of the Corporation, which notice shall state the Series A Conversion Price, Series B Conversion Price, Series D Conversion Price, and/or Series E Conversion Price, as applicable, resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

                  5I. OTHER NOTICES.  In case at any time:

                  (1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                  (2) the Corporation shall offer for subscription PRO RATA to the holders of its Common Stock any additional shares of stock of any class or other rights;

                  (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

                  (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, or by facsimile transmission to non-U.S. residents, addressed to each holder of any shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause
(b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

                  5J. STOCK TO BE RESERVED. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Senior Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Senior Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Series A Conversion Price, Series B Conversion Price, Series D Conversion Price, or Series E Conversion Price, as applicable, in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed.

                  5K. NO REISSUANCE OF SENIOR PREFERRED STOCK. Shares of Senior Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued as part of their respective Series. Shares of Senior Preferred Stock which are converted into shares of Common Stock shall resume their status as authorized but unissued shares of the Corporation's Preferred Stock (as defined in Article Fourth of the Corporation's Certificate of Incorporation).

                  5L. ISSUE TAX. The issuance of certificates for shares of Common Stock upon conversion of Senior Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Senior Preferred Stock which is being converted.

                  5M. CLOSING OF BOOKS. The Corporation will at no time close its transfer books against the transfer of any shares of Senior Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Senior Preferred Stock, in any manner which interferes with the timely conversion of such Senior Preferred Stock, as the case may be, except as may otherwise be required to comply with applicable securities laws.

                  5N. DEFINITION OF COMMON STOCK. As used in this paragraph 5, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $.01 per share, as constituted on the date of filing of these terms of the Preferred Stock, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Senior Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 5G.

                  5O. MANDATORY CONVERSION. If at any time the Corporation shall effect a firm commitment underwritten public offering of shares of Common Stock in which (i) the aggregate net proceeds from such offering to the Corporation shall be at least $30 million and (ii) the price paid by the public for such shares shall be at least $12.34 (appropriately adjusted to reflect the occurrence of any event described in paragraph 5F) (an "Initial Public Offering"), then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding shares of Senior Preferred Stock shall automatically convert to shares of Common Stock.

         6. CONVERSION OF THE SERIES C CONVERTIBLE PREFERRED STOCK. (a) Effective immediately upon the closing of the Corporation's Initial Public Offering, each share of Series C Convertible Preferred Stock shall automatically convert into that number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Aggregate Series C Target Return Price by the price per share of Common Stock paid by the public pursuant to the Initial Public Offering, and further dividing such result by the total number of shares of Series C Convertible Preferred Stock issued and outstanding and to be so converted at the time of such conversion. Promptly following the closing of the Initial Public Offering, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series C Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series C Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

                  (b) Except as provided in subparagraph 6(a) above, the Series C Convertible Preferred Stock shall not be convertible into Common Stock. Shares of Series C Convertible Preferred Stock which are converted into shares of Common Stock as provided herein shall be retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued as shares of Series C Convertible Preferred Stock. Shares of Series C Convertible Preferred Stock which are converted into shares of Common Stock shall resume their status as authorized but unissued shares of the Corporation's Preferred Stock (as defined in Article Fourth of the Corporation's Certificate of Incorporation).

                  (c) The Corporation will, at all times, reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issue upon conversion of the Series C Convertible Preferred Stock as provided in this Paragraph 6, such number of shares of Common Stock as shall then be issuable upon the conversion of all the then outstanding shares of Series C Convertible Preferred Stock.

         7. REDEMPTION. The shares of Senior Preferred Stock shall be redeemed as follows:

                  7A. OPTIONAL REDEMPTION. The Corporation shall not have the right to call or redeem at any time all or any shares of Preferred Stock. With the approval of the holders of a majority in interest of the then outstanding shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, or Series E Convertible Preferred Stock (in each case voting or consenting, as the case may be, as separate series), one or more holders of shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, or Series E Convertible Preferred Stock, as the case may be, may, by giving notice (the "Notice") to the Corporation at any time after February 25, 2004 require the Corporation to redeem all of the outstanding Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, or Series E Convertible Preferred Stock, as the case may be, in two equal installments, with one-half of the shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, or Series E Convertible Preferred Stock, as the case may be, redeemed on the First Redemption Date (as defined below), and the remainder redeemed on the first anniversary of the First Redemption Date (the "Second Redemption Date"). Upon receipt of the Notice, the Corporation will so notify all other persons holding Senior Preferred Stock. After receipt of the Notice, the Corporation shall fix the first date for redemption (the "First Redemption Date"), provided that such First Redemption Date shall occur within one hundred twenty (120) days after receipt of the Notice. All holders of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, or Series E Convertible Preferred Stock, as the case may be, shall deliver to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Senior Preferred Stock or at the principal office of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, or Series E Convertible Preferred Stock, as the case may be, duly endorsed for transfer to the Corporation (if required by it) on or before the First Redemption Date. The First Redemption Date and the Second Redemption Date are collectively referred to as the "Redemption Dates".

                  7B. REDEMPTION PRICE AND PAYMENT. The Series A Convertible Preferred Stock to be redeemed on any Redemption Date shall be redeemed by paying for each share in cash an amount equal to the (a) greater of (x) the then Fair Market Value (as defined in paragraph 9) per share, or (y) $2.00 per share (as adjusted for stock splits, recapitalizations, and similar events), plus (b) an amount equal to all dividends accrued and unpaid on each such share, such amount being referred to as the "Series A Redemption Price." The Series B Convertible Preferred Stock to be redeemed on any Redemption Date shall be redeemed by paying for each share in cash an amount equal to the (a) greater of (x) the then Fair Market Value (as defined in paragraph 9) per share, or (y) $3.64 per share, plus (b) an amount equal to all dividends accrued and unpaid on each such share, such amount being referred to as the "Series B Redemption Price." The Series D Convertible Preferred Stock to be redeemed on any Redemption Date shall be redeemed by paying for each share in cash an amount equal to the (a) greater of (x) the then Fair Market Value (as defined in paragraph 9) per share, or (y) $5.88 per share (as adjusted for stock splits, recapitalizations, and similar events), plus (b) an amount equal to all dividends accrued and unpaid on each such share, such amount being referred to as the "Series D Redemption Price." The Series E Convertible Preferred Stock to be redeemed on any Redemption Date shall be redeemed by paying for each share in cash an amount equal to the (a) greater of (x) the then Fair Market Value (as defined in paragraph 9) per share, or
(y) $12.34 per share (as adjusted for stock splits, recapitalizations, and similar events), plus (b) an amount equal to all dividends accrued and unpaid on each such share, such amount being referred to as the "Series E Redemption Price." Such payment shall be made in full on each Redemption Date to the holders entitled thereto.

                  7C. REDEMPTION MECHANICS. At least 20 but not more than 30 days prior to each Redemption Date, written notice (the "Redemption Notice") shall be given by the Corporation by mail, postage prepaid, or by facsimile transmission to non-U.S. residents, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, or Series E Convertible Preferred Stock, as the case may be, notifying such holder of the redemption and specifying the Series A Redemption Price, Series B Redemption Price, Series D Redemption Price, or Series E Redemption Price, as the case may be, the Redemption Date and the place where said Series A Redemption Price, Series B Redemption Price, Series D Redemption Price, or Series E Redemption Price, as the case may be, shall be payable. The Redemption Notice shall be addressed to each holder at his address as shown by the records of the Corporation. From and after the close of business on the applicable Redemption Date, unless there shall have been a default in the payment of the Series A Redemption Price, the Series B Redemption Price, the Series D Redemption Price, or the Series E Redemption Price, as the case may be, all rights of holders of shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, or Series E Convertible Preferred Stock, as the case may be (except the right to receive the Series A Redemption Price, Series B Redemption Price, Series D Redemption Price, or Series E Redemption Price, as the case may be) shall cease with respect to such redeemed shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

If the funds of the Corporation legally available for redemption of shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, or Series E Convertible Preferred Stock, as the case may be, on any Redemption Date are insufficient to redeem the total number of outstanding shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, or Series E Convertible Preferred Stock, as the case may be, to be redeemed on such Redemption Date, the holders of shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, or Series E Convertible Preferred Stock, as the case may be, shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the full number of shares owned by them if all such outstanding shares were redeemed in full. The shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, or Series E Convertible Preferred Stock, as the case may be, not redeemed pursuant to the previous sentence shall remain outstanding and entitled to all rights and preferences provided herein; provided, however, that such unredeemed shares shall be entitled to receive interest accruing daily with respect to the applicable Series A Redemption Price, Series B Redemption Price, Series D Redemption Price, or Series E Redemption Price, as the case may be, at the rate of 15% per annum. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, or Series E Convertible Preferred Stock, as the case may be, such funds will be used, no later than the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

                  7D. REDEEMED OR OTHERWISE ACQUIRED SHARES TO BE RETIRED. Any shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, or Series E Convertible Preferred Stock redeemed pursuant to this paragraph 7 or otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued as shares of the respective Series of Preferred Stock; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, or Series E Convertible Preferred Stock, as the case may be. Shares so redeemed or otherwise acquired shall resume their status as authorized but unissued shares of the Corporation's Preferred Stock (as defined in Article Fourth of the Corporation's Certificate of Incorporation).

         8. AMENDMENTS. Except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or the Certificate of Incorporation, no provision of these terms of the Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of (i) at least a majority in interest of the then outstanding shares of Series A Convertible Preferred Stock (with respect to amendments affecting the Series A Convertible Preferred Stock), (ii) at least a majority in interest of the then outstanding shares of Series B Convertible Preferred Stock (with respect to amendments affecting the Series B Convertible Preferred Stock), (iii) at least a majority in interest of the then outstanding shares of Series D Convertible Preferred Stock (with respect to amendments affecting the Series D Convertible Preferred Stock), and/or (iv) at least a majority in interest of the then outstanding shares of Series E Convertible Preferred Stock (with respect to amendments affecting the Series E Convertible Preferred Stock).

         9. DEFINITIONS. As used herein, the following terms shall have the following meanings:

                  (a) The term "Series A and Series B Purchase Agreement" shall mean the Preferred Stock and Preferred Stock Warrant Purchase Agreement dated as of February 25, 1999, between the Corporation, Frontec AB and the Purchasers listed in Exhibit 1.01 thereto, as amended. The term "Series D Purchase Agreement" shall mean the Preferred Stock Purchase Agreement dated as of December 30, 1999, between the Corporation and the Purchasers listed in Exhibit A thereto.

                  (b) The term "Reserved Employee Shares" shall mean shares of Common Stock reserved by the Corporation from time to time for the exercise of options to purchase Common Stock granted to employees, consultants or non-employee directors (other than representatives of the holders of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock) of the Corporation, not to exceed in the aggregate 8,356,755 shares of Common Stock (appropriately adjusted to reflect an event described in paragraph 5F hereof).

                  (c) The term "Fair Market Value" shall mean an amount equal to the fair market value of a share of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, or Series E Convertible Preferred Stock, as the case may be (giving effect to the value of the rights and preferences of such shares as herein provided), determined as follows: the two representatives of the holders of Common Stock sitting on the Corporation's Board of Directors pursuant to Section 7(a)(i) of the Amended and Restated Stockholders' Agreement executed in connection with the Series D Purchase Agreement and the three representatives of the holders of the Senior Preferred Stock sitting on the Corporation's Board of Directors shall endeavor in good faith to agree unanimously to the fair market value of a share of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, or Series E Convertible Preferred Stock, as the case may be. If they are unable to do so within sixty (60) days after the occurrence of an event giving rise to a need to determine that fair market value, an investment banking firm chosen jointly by a majority in interest of the holders of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, or Series E Convertible Preferred Stock, as the case may be, and by the Corporation shall calculate such value and such calculated value shall be deemed to be the Fair Market Value. In the event that a majority in interest of the Series A Convertible Preferred Stock, the Series B Preferred Stock, Series D Convertible Preferred Stock, or Series E Convertible Preferred Stock, as the case may be, and the Corporation are unable to agree upon an investment banking firm, then an investment banking firm chosen by a majority in interest of the holders of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, or Series E Convertible Preferred Stock, as the case may be, and an investment banking firm, chosen by the Corporation shall each calculate such value. In the event the difference between such valuations is LESS than 20% of the higher valuation, then the Fair Market Value shall be deemed to be the average of such two valuations. In the event that the difference between such valuations is GREATER than 20% of the higher valuation, the two investment banking firms shall designate a third investment banking firm which shall select from the two valuations the valuation that such third firm determines to be closer to its own valuation, and the valuation so selected shall be considered the Fair Market Value. In all events, the fees and expenses of any such investment banking firms shall be paid by the Corporation.

                  (d) The term "Aggregate Series C Target Return Price" shall mean, with respect to the aggregate value of the Corporation (the "Aggregate Pre-Money Valuation"), determined for this purpose immediately prior to, but subject to, the effectiveness of the liquidation, dissolution or winding up of the Corporation (as defined in Section 3 of these terms of Preferred Stock) or the Initial Public Offering, as applicable, the amount calculated in accordance with the following formula, reduced by the

Adjustment Amount calculated pursuant to Section 1.09 of the Series A and Series B Purchase Agreement:

Aggregate Series C
                    = $14,000,000 + (Aggregate Pre-Money Valuation-$44,000,000) X ($20,500,000 - $14,000,000)
Target Return Price                 --------------------------------------------
                                                    $106,000,000

         Notwithstanding calculation of the foregoing formula, (a) if the Aggregate Pre-Money Valuation is less than $44,000,000, then the Aggregate Series C Target Return Price shall equal zero, and (b) if the Aggregate Pre-Money Valuation is greater than $150,000,000, then the Aggregate Series C Target Return Price shall equal $20,500,000. For purposes of the foregoing, the Aggregate Pre-Money Valuation of the Company shall be determined on a fully-diluted basis, giving effect to the exercise of all issued and outstanding options and warrants of the Company and the conversion in accordance herewith of all preferred stock of the Company. For purposes of the foregoing, in the event that the Aggregate Series C Target Return Price shall be payable in Swedish currency, then the amount of Swedish Kronor payable in such event shall be determined by multiplying the Aggregate Series C Target Return Price calculated as set forth above and as reduced by the Adjustment Amount calculated pursuant to Section 1.09 of the Series A and Series B Purchase Agreement, if applicable, by SEK 8.00.

                  (e) The term "Contingent Warrant" shall mean the Contingent Warrant to purchase 196,875 Common Shares dated October 27, 1999, between the Corporation and William Street Associates II, LLC.

                  (f) The term "Lease Warrant" shall mean the warrant to purchase 75,000 Common Shares dated November 12, 1999, between the Corporation and CommVest, LLC.

                  (g) The term "Acquisition Options" shall mean those options granted to employees of the Corporation (including any subsidiary thereof) for the purchase of up to 299,000 Common Shares, which options have been granted in connection with the Corporation's acquisition on or about February 2, 2000 of all of the issued and outstanding capital stock of Nexstep, Inc., a Delaware corporation.

(i) The term "DiCristina Options" shall mean options, if any, granted to Robert A. DiCristina ("DiCristina") pursuant to that certain Consulting Agreement dated November 1, 1999 by and between the Corporation and DiCristina.

(j) The term "Imperial Bank Warrant" shall mean the warrant to purchase 44,217 Common Shares dated November 26, 1999, between the Corporation and Imperial Bancorp.

(k) The term "Acquisition Shares " shall mean a maximum of 1,106,483 Common Shares of the Corporation which are authorized for issuance by the Corporation in connection with the Corporation's acquisition of a controlling interest in any other entity, including without limitation a corporation, partnership, limited liability company, joint venture, trust or unincorporated organization.

         10.      COMMON STOCK.

                  (a) All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject to those that may be fixed with respect to any shares of Preferred Stock.

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

                  (b) The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of
Section 242(b)(2) of the General Corporation Law of Delaware.

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

         THE UNDERSIGNED, being a duly authorized officer of the Corporation, does file this Amended and Restated Certificate of Designations, Rights and Preferences of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock Certificate of Designations, hereby declaring and certifying that the facts herein stated are true and accordingly has hereunto set his hand this 21st day of September, 2000.

                                           VIEWLOCITY, INC.



                                       By:      /s/ Stan F. Stoudermire
                                                -----------------------------
                                       Name:    Stan F. Stoudermire
                                                -----------------------------
                                       Title:   Secretary, Senior Vice
                                                President and Chief Financial
                                                Officer
                                                -----------------------------


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